UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 14, 2016

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level, 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2016, the Bank appointed Joseph Amato, age 57, as Executive Vice President and Chief Financial Officer, effective May 2, 2016. Prior to joining the Bank, Mr. Amato held various positions with Freddie Mac, commencing in 2001 as Vice President of Financing and culminating in his final role as Freddie Mac’s Chief Financial Officer and Senior Vice President of Investments and Financial Planning for Freddie Mac beginning in 2010. Immediately prior to his employment with Freddie Mac, Mr. Amato was Chief Executive Officer of NextFinance, Inc., an e-commerce mortgage product development firm. Before launching NextFinance, Inc., Mr. Amato was employed for over ten years with Fannie Mae, holding various financial leadership roles, including Vice President of Financial Transactions and Vice President of Portfolio Strategy at the end of his tenure.

There are no family relationships between Mr. Amato and any of the directors and executive officers of the Bank, and he was not selected by the Bank’s board of directors to serve as Executive Vice President and Chief Financial Officer pursuant to any arrangement or understanding with any person. Mr. Amato has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Bank expects to enter into an employment agreement with Mr. Amato regarding the terms of his employment, his compensation and severance arrangements and other customary matters. The Bank also expects that Mr. Amato will participate in the Bank’s 2016 Incentive Plan, Benefit Equalization Plan, and 401(k) Savings Plan in accordance with the terms of these plans, which were previously disclosed in the Bank’s annual report on Form 10-K for the year ended December 31, 2015 (filed March 21, 2016) and are incorporated herein by reference. The information regarding the expected employment agreement with Mr. Amato required by Item 5.02(c)(3) of Form 8-K will be filed by an amendment to this Form 8-K within four business days after such information is available.

Upon his appointment, Mr. Amato will replace Steven T. Schuler as Chief Financial Officer and principal financial officer of the Bank. Mr. Schuler will continue to serve as Executive Vice President and Chief Operations Officer for the Bank. As previously reported in the Bank’s Current Report on Form 8-K dated May 27, 2015 (filed June 2, 2015), Mr. Schuler was appointed the Bank's Chief Operations Officer on May 27, 2015, as part of a management succession plan that included the future appointment of a new Chief Financial Officer. There are no changes to the compensation of Mr. Schuler, as previously disclosed in the Bank’s annual report on Form 10-K for the year ended December 31, 2015 (filed March 21, 2016), in connection with this change in roles.

Item 7.01. Regulation FD Disclosure.

On April 14, 2016, the Bank issued a news release announcing Mr. Amato’s appointment as Executive Vice President and Chief Financial Officer. A copy of the news release is furnished with this report as Exhibit 99.1.

The information in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 - Financial Statements And Exhibits.

(c)     Exhibits

99.1     News Release dated April 14, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

April 14, 2016	By:	/s/ Michael L. Wilson

Name: Michael L. Wilson
Title: President

Exhibit Index

Exhibit No.	Description
99.1	News Release dated April 14, 2016